Exhibit 99.1

Entertainment Properties Trust Announces Name Change to EPR Properties

“Return on Insight” Adopted as New Tagline

Kansas City, MO (Businesswire) November 12, 2012 – Entertainment Properties Trust (NYSE:EPR) today announced that it has changed its name to EPR Properties. The name change signifies the Company’s ongoing strategic evolution as an investor in select categories that require unique industry knowledge and offer the potential for stable and attractive returns. The announcement coincides with the Company’s 15th anniversary.

“While Entertainment continues to be our largest segment, over the years we have strategically expanded the types of specialty segments in which we invest. Our new name leverages our brand heritage and provides the necessary latitude to encompass a broader set of specialty categories,” said David Brain, President and Chief Executive Officer of EPR Properties. Brain continued, “Our newer segments of Recreation and Education are supported by research and a depth of knowledge which translates to unique industry insight. We will continue to utilize this focused approach as we grow the EPR Properties brand.”

Since its inception in 1997, the Company has delivered value to shareholders by identifying non-commodity segments which are durable and possess significant long-term growth potential. Over the last 10 years EPR’s total shareholder return has been over 275%, significantly outperforming industry indexes. The Company’s property portfolio is over $3.1 billion and currently includes three primary segments: Entertainment, which includes megaplex theatres, entertainment retail centers and family entertainment centers, Recreation, which includes metropolitan ski parks, waterparks and golf entertainment complexes and Education, which includes public charter schools.

In conjunction with the new name, the Company is launching a new brand identity including a new website and the tagline “Return on Insight”, which reflects the premium gained through depth of knowledge.

The name change is effective immediately and trading under the new name will commence on Monday, November 12, 2012. The company’s common shares, Series C preferred shares, Series E preferred shares and Series F preferred shares will continue to be listed on the New York Stock Exchange under their current ticker symbols of “EPR,” “EPR PrC,” “EPR PrE” and “EPR PrF,” respectively.

About EPR Properties:

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $3.1 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com.

Contact:

Brian Moriarty, Vice President - Corporate Communications

brianm@eprkc.com

1-888-EPR-REIT

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. While references to commitments for investment spending are based on present commitments and agreements of the Company, we cannot provide assurance that these transactions will be completed on satisfactory terms. In addition, references to our budgeted amounts and guidance are forward-looking statements. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.